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                                                                     EXHIBIT 5.1
Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, Pennsylvania 19103



April 4, 1997


IBAH, Inc.
Four Valley Square
512 Township Line Road
Blue Bell, Pennsylvania 19422

Re:  IBAH, Inc. - Registration Statement on Form S-8
     Relating to the IBAH, Inc. 1997 Equity Compensation Plan
     --------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to IBAH, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the IBAH, Inc. 1997 Equity Compensation Plan (the "Plan").

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the shares of Common Stock issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.
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IBAH, Inc.
April 4, 1997
Page 2


We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP